SH&E



April 5, 1999


Atlas Air, Inc.
538 Commons Drive
Golden, CO  80401

          Re: Final Prospectus Supplement, Dated April 5, 1999, To the Prospectus Dated February 16, 1999, Included in the Registration Statement No. 333-71833 of Atlas Air, Inc.

Ladies and Gentlemen:

We hereby consent to the use in the above-captioned Final Prospectus Supplement of the report prepared by us with respect to the Aircraft referred to therein, to the summary of such report in the text of such Final Prospectus Supplement and to the reference to our name in such Final Prospectus Supplement.


Sincerely,



SH&E

/s/ David H. Treitel
-------------------------
David H. Treitel
Chairman & CEO